Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of INTL FCStone Inc. (the Company) on Form 10-Q for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, William J. Dunaway, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 10, 2014

/s/ WILLIAM J. DUNAWAY
William J. Dunaway
Chief Financial Officer
A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to INTL FCStone Inc. and will be retained by INTL FCStone Inc. and furnished to the Securities and Exchange Commission or its staff upon request.